UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): March 28, 2008

Kopin Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19882	04-2833935
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 John Hancock Road

Taunton, MA 02780-1042

(Address of principal executive offices) (Zip Code)

(508) 824-6696

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Annual Report on Form 10-K for the year ended December 30, 2006 for Kopin Corporation (the “Company”), in response to a derivative lawsuit filed against the Company related to the Company’s employee stock option granting practices, the Company’s Board of Directors appointed a Special Investigation Committee of the Board of Directors (the “Special Committee”), composed solely of an independent director who was not on the Company’s Board of Directors and who had no affiliation with the Company during the period between 1995 and 2005, to conduct a comprehensive investigation of our historical stock option practices. As a result of the Special Committee investigation, each of the Company’s present senior officers voluntarily agreed to eliminate any benefit received by such individuals from options having been granted to them at prices below the fair market value of the Company’s common stock on the appropriate measurement date.

On March 28, 2008, the Company entered into agreements with each of John C.C. Fan, Chief Executive Officer and President, Richard Sneider, Treasurer and Chief Financial Officer, Bor Yea Tsaur, Executive Vice President—Display Operations, Daily Hill, Senior Vice President—Gallium Arsenide Operations, and Hong Choi, Chief Technology Officer (the Company’s named executive officers as defined by Item 402(b) of Regulation S-K) (each, a “Named Executive Officer”) to reflect the agreement to voluntarily eliminate any benefits received as described above.

Each of Messrs. Fan, Sneider, Hill and Choi entered into an Option Surrender Agreement, which provides that the officer shall repay in cash or relinquish certain other equity award rights (or both) to the Company the aggregate Additional Exercise Cost for all options previously exercised. The “Additional Exercise Cost” equals the number of options previously exercised by the officer multiplied by the product of the closing price of the Company’s common stock on the measurement date minus the original option exercise price, such sum then being reduced for taxes. Each Option Surrender Agreement sets forth the amount of the Additional Exercise Cost realized by the officer and the specific option awards surrendered. The schedule below sets forth the Additional Exercise Cost and number of options surrendered for each Named Executive Officer.

	Additional Exercise Cost	Number of Options Awards Surrendered
John C.C. Fan	$99,028	164,259
Richard Sneider	$20,123	33,378
Daily S. Hill	$69,896	19,697
Hong Choi	$114,211	82,637

Each of the Named Executive Officers entered an Option Amendment Agreement, which provides for an increase of the exercise prices for options to acquire shares of the Company’s common stock currently held by the Named Executive Officer when the exercise price of the currently outstanding option is less than the fair market value of the Company’s common stock on the respective measurement date for the option. Each Option Amendment Agreement sets forth the option amended and the amended exercise price. The schedule below sets forth the option amendments for each Named Executive Officer.

John C.C. Fan

Number of Options	Original Grant Date	Original Grant Price	Revised Price
40,000	10/8/98	$3.125	$4.88
100,779	6/15/99	4.8125	5.48
600,000	10/29/99	10.5	18.88
160,000	4/12/00	23.81	27.25
150,000	11/30/00	10.25	13.00
250,000	4/17/01	5.04	12.16
35,741	9/17/01	9.39	14.60

Richard Sneider

Number of Options	Original Grant Date	Original Grant Price	Revised Price
11,434	6/15/99	$4.8125	$5.48
40,000	10/29/99	10.5	18.88
60,000	4/12/00	23.81	27.25
50,000	11/30/00	10.25	13.00
50,000	4/17/01	5.04	12.16
16,622	9/17/01	9.39	14.60

Bor Yeu Tsaur

Number of Options	Original Grant Date	Original Grant Price	Revised Price
24,000	10/29/99	$10.50	$18.88
80,000	4/12/00	23.81	27.25
40,000	11/30/00	10.25	13.00
40,000	4/17/01	5.04	12.16
20,000	9/17/01	9.39	14.60

Daily Hill

Number of Options	Original Grant Date	Original Grant Price	Revised Price
5,981	9/17/01	$9.39	$14.60

Hong Choi

Number of Options	Original Grant Date	Original Grant Price	Revised Price
60,000	11/30/00	$10.25	$13.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2008

Kopin Corporation

By:	/s/ Richard Sneider
Name:	Richard Sneider
Title:	Treasurer and Chief Financial Officer (principal financial and accounting officer)